                                                                     Exhibit 4.3

THE SECURITIES REPRESENTED BY THIS CERTIFICATE (OR ITS PREDECESSOR) WERE ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND SAID SECURITIES MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF SAID SECURITIES IS HEREBY NOTIFIED THAT THE SELLER OF SAID SECURITIES MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE l44A THEREUNDER.

THE HOLDER OF SAID SECURITIES AGREES FOR THE BENEFIT OF THE ISSUER THAT (A) SAID SECURITIES MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I) TO THE ISSUER THEREOF, (II) IN THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (III) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), (IV) TO AN ACCREDITED INVESTOR IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OR (V) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASES (I) THROUGH (V) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF THE STATES AND OTHER JURISDICTIONS OF THE UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF SAID SECURITIES FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS OF A PURCHASE AGREEMENT, DATED AS OF MARCH 11, 2004, AMONG HORIZON OFFSHORE, INC. (THE "COMPANY"), THE GUARANTORS LISTED ON THE SIGNATURE PAGES THEREOF AND THE PURCHASERS LISTED ON THE SIGNATURE PAGES THEREOF, AND A REGISTRATION RIGHTS AGREEMENT, DATED AS OF MARCH 11, 2004, AMONG THE COMPANY AND THE PURCHASERS LISTED ON THE SIGNATURE PAGES THEREOF, COPIES OF EACH OF WHICH ARE ON FILE AT THE MAIN OFFICE OF THE COMPANY. ANY SALE OR TRANSFER OF THE SECURITIES EVIDENCED BY THIS CERTIFICATE IS SUBJECT TO THE TERMS OF THOSE AGREEMENTS AND ANY SALE OR TRANSFER OF SUCH SECURITIES IN VIOLATION OF SAID AGREEMENTS SHALL BE INVALID.

Certificate No._____________         WARRANT                      March 11, 2004

                  To Purchase ______ Shares of Common Stock of
                     Horizon Offshore, Inc. (the "Company")

          1. Number of Shares; Remaining Exercise Price; Term. This certifies that _________ ("Holder") is entitled, upon the terms and other conditions set forth herein, to acquire from the Company, in whole or in part, from time to time up to ______ fully paid and nonassessable shares (the "Shares") of common stock, $1.00 par value per share, of the Company ("Common Stock") at a purchase price per Share (the "Remaining Exercise Price") equal to $.01, subject to adjustment as set forth below. The Holder (or its predecessor) is deemed to have previously paid $0.99 per Share of the exercise price for the Shares upon initial issuance of this Warrant (or its predecessor). The right to purchase the shares of Common Stock under this Warrant is exercisable immediately and shall remain exercisable until March 11, 2009 (the "Exercise Period").

          2. Purchase Price Allocation. For U.S. federal income tax purposes,
(i) the Issuer agrees that the portion of the Purchase Price allocable to the Notes purchased by Initial Purchasers of Notes and Warrants is $609.04379 per $1,000 principal amount thereof and that the portion of the Purchase Price allocable to the Warrants is $3.27526 per Warrant and (ii) each Initial Purchaser of Notes and Warrants, by accepting this Note, agrees to allocate its purchase price for the Notes and Warrants in accordance with clause (i).

          3. Exercise of Warrant. The purchase rights represented by this Warrant are exercisable by the Holder, in whole or in part, at any time during the Exercise Period by the surrender of this Warrant and the Notice of Exercise annexed hereto, all duly completed and executed on behalf of the Holder, at the office of the Company as set forth below the Company's signature hereon (or such other office or agency of the Company as it may designate by notice in writing to the Holder at the address of the Holder appearing on the books of the Company). Payment of the Remaining Exercise Price for the shares of Common Stock thereby purchased shall be made by cash, certified or cashier's check or wire transfer payable to the order of the Company, at 10:00 a.m., Central Time, upon surrender of this Warrant and the Notice of Exercise. Thereupon, the Holder shall be entitled to receive from the Company a stock certificate in proper form representing the number of shares of Common Stock so purchased, and a new Warrant in substantially identical form and dated as of such exercise for the purchase of that number of Shares equal to the difference, if any, between the number of shares of Common Stock subject hereto and the number of Shares of Common stock as to which this Warrant is so exercised.

          4. Issuance of Shares. Certificates for Shares purchased hereunder shall be delivered to the Holder promptly after the date on which this Warrant shall have been exercised in accordance with the terms hereof. The Company hereby represents and warrants that all Shares that may be issued upon the exercise of this Warrant will, upon such exercise, be duly and validly authorized and issued, fully paid and nonassessable and free from all taxes, liens and charges in respect of the issuance thereof (other than liens or charges created by or imposed upon the Holder as the holder of the Warrant or taxes in respect of any transfer occurring contemporaneously or otherwise specified herein). The Company agrees that the Shares so


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
issued shall be and shall for all purposes be deemed to have been issued to the Holder as the record owner of such Shares as of the close of business on the date on which this Warrant shall have been exercised or converted in accordance with the terms hereof.

          5. No Fractional Shares or Scrip. No fractional Shares or scrip representing fractional Shares shall be issued upon the exercise of this Warrant. In lieu of any fractional Share to which the Holder would otherwise be entitled, the Holder shall be entitled to receive a cash payment equal to the excess of fair market value for such fractional Share above the Remaining Exercise Price for such fractional share (as determined in good faith by the Company).

          6. Purchase Agreement. The Warrants evidenced by this Warrant Certificate are part of a duly authorized issue of Warrants, and are issued or to be issued pursuant to a Purchase Agreement dated as of March 11, 2004 (the "Purchase Agreement"), among the Company, the guarantors listed on the signature pages thereof and the purchasers listed on the signature pagers thereof, which Purchase Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, obligations and duties hereunder of the Company and the Holders of the Warrants. A copy of the Purchase Agreement may be obtained by the holder hereof upon written request to the Company. Capitalized terms used herein and not defined herein shall have the meanings assigned to them in the Purchase Agreement.

          7. Registration Rights. The holders of the Warrants are entitled to certain registration rights as set forth in a Registration Rights Agreement dated as of March 11, 2004, among the Company and the purchasers listed on the signature pages thereof (the "Registration Rights Agreement"). A copy of the Registration Rights Agreement may be obtained by the holder hereof upon written request to the Company.

          8. No Rights as Stockholders. This Warrant does not entitle the Holder as a holder hereof to any voting rights or other rights as a stockholder of the Company prior to the exercise hereof.

          9. Charges; Taxes and Expenses. Certificates for Shares issued upon exercise of this Warrant shall be issued in the name of the Holder. Issuance of certificates for Shares upon the exercise of this Warrant shall be made without charge to the Holder for any issue or transfer tax or other incidental expense in respect of the issuance of such certificates, all of which taxes and expenses shall be paid by the Company.

          10. Transfer and Exchange of Warrant. The Company shall from time to time register the transfer of this Warrant, in whole or in part, in the registry maintained therefor in accordance with the terms of the Purchase Agreement. In the event that this Warrant is transferred in part, a new Warrant evidencing the portion of this Warrant that is not transferred shall be issued and delivered to the Holder hereof pursuant to the provisions of the Purchase Agreement. The registered holder of a Warrant will be treated as its owner for all purposes.

     If any transfer of all or a portion of this Warrant is not made pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "Securities Act"), (i) the Holder will, if reasonably requested by the Company, deliver to the Company an opinion of counsel, which may be counsel to the Holder but which must be reasonably satisfactory to the Company, reasonably satisfactory in form, scope and substance to the Company, that this Warrant (or portion thereof) may be sold without registration under the Securities Act; (ii) the proposed transferee shall make an investment covenant reasonably satisfactory to the Company (except that no such covenant will be required in connection with a transfer effected in accordance with Rule 144A under the Securities Act); and (iii) the proposed transferee shall agree that the Warrant issued to such transferee shall bear the legend set forth in Section 1.3(e) of the Purchase Agreement.

     Notwithstanding the foregoing provisions of this Section 10, the restrictions upon the transferability of this Warrant and the requirement to include the first two paragraphs of the legend set forth in Section 1.3(e) of the Purchase Agreement shall terminate as to this Warrant (i) when and so long as this Warrant shall have been effectively registered under the Securities Act and disposed of pursuant thereto or (ii) when the Company shall have received an opinion of counsel reasonably satisfactory to it that such restrictive legend is not required in order to ensure compliance with the Securities Act. Whenever the restrictions imposed by this Section 10 shall terminate as to this Warrant, the Holder thereof shall be entitled to receive from the Company a new Warrant bearing a legend consisting only of the third paragraph of the legend set forth in Section 1.3(e) of the Purchase Agreement.

     This Warrant is exchangeable, upon the surrender hereof by the Holder as the registered holder at the above-mentioned office or agency of the Company, for a new Warrant in substantially identical form and dated as of such exchange, in accordance with the terms of the Purchase Agreement.

          11. Loss; Theft; Destruction or Mutilation of Warrant. The Company will replace Warrants upon loss, theft, destruction or mutilation in accordance with the terms of the Purchase Agreement.

          12. Reservation of Common Stock; Rights. The Company will at all times that this Warrant is exercisable reserve and keep available, free from preemptive or similar rights, solely for issuance, sale and delivery upon the exercise of this Warrant, the maximum number of Warrant Shares which may then be deliverable upon the exercise of this Warrant. All such Shares shall be duly authorized and, when issued upon exercise of this Warrant in accordance with the terms hereof, will be validly issued and fully paid and nonassessable, with no liability on the part of the Holder. Each Share shall be accompanied by any rights ("Rights") to which shares of Common Stock are then entitled, pursuant to the Rights Agreement dated as of January 11, 2002 between the Company and Mellon Investor Services, LLC, as Rights Agent, as amended, supplemented, modified or replaced from time to time (the "Rights Agreement"). The Company will at all times keep authorized, solely for issuance, sale and delivery upon the exercise of this Warrant, such number of Rights equal to the number of Rights issuable upon exercise of this Warrant. All such Rights shall be duly authorized and, when issued upon exercise of this Warrant in accordance with the terms hereof, will be validly issued.

          13. Listing on Securities Exchanges, etc. The Company will maintain the listing of all Shares issuable or issued from time to time upon exercise of this Warrant on each securities exchange or market or trading system on which any shares of Common Stock are then or at any time thereafter listed or traded, but only to the extent and for such period of time as such shares of Common Stock are so listed.

          14. Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall be a Saturday or a Sunday or shall be a legal holiday in New York, New York, or Houston, Texas, then such action may be taken or such right may be exercised on the next succeeding day not a Saturday or a Sunday or a legal holiday in New York, New York, or Houston, Texas.

          15. Adjustments and Termination of Rights. The Remaining Exercise Price and the number of Shares purchasable hereunder are subject to adjustment from time to time as follows:

          (a) Merger or Consolidation. If at any time there shall be a merger or a consolidation of the Company with or into another corporation when the Company is not the surviving corporation, then, as part of such merger or consolidation, lawful provision shall be made so that the Holder as the holder of this Warrant shall thereafter be entitled to receive upon exercise of this Warrant, during the period specified herein and upon payment of the aggregate Remaining Exercise Price then in effect, the number of shares of stock or other securities or property (including cash) of the successor corporation resulting from such merger or consolidation, to which the Holder as the holder of the stock deliverable upon exercise of this Warrant would have been entitled in such merger or consolidation if this Warrant had been exercised immediately before such merger or consolidation. In any such case, appropriate adjustment shall be made in the application of the provisions of this Warrant with respect to the rights and interests of the Holder as the holder of this Warrant after the merger or consolidation. This provision shall apply to successive mergers or consolidations.

          (b) Reclassification, Recapitalization, etc. If the Company at any time shall, by subdivision, combination or reclassification of securities, recapitalization, automatic conversion, or other similar event affecting the number or character of outstanding shares of Common Stock, or otherwise, change any of the securities as to which purchase rights under this Warrant exist into the same or a different number of securities of any other class or classes, this Warrant shall thereafter represent the right to acquire such number and kind of securities as would have been issuable as the result of such change with respect to the securities that were subject to the purchase rights under this Warrant immediately prior to such subdivision, combination, reclassification or other change.

          (c) Split, Subdivision or Combination of Shares. If the Company at any time while this Warrant remains outstanding and unexpired shall split, subdivide or combine the securities as to which purchase rights under this Warrant exist, the Remaining Exercise Price shall be proportionately decreased in the case of a split or subdivision or proportionately increased in the case of a combination.

          (d) Common Stock Dividends. If the Company at any time while this Warrant is outstanding and unexpired shall pay a dividend with respect to Common Stock payable in shares of Common Stock, or make any other distribution with respect to shares of Common Stock, then the Remaining Exercise Price shall be adjusted, from and after the date of determination of the shareholders entitled to receive such dividend or distribution, to that price determined by multiplying the Remaining Exercise Price in effect immediately prior to such date of determination by a fraction (i) the numerator of which shall be the total number of shares of Common Stock outstanding immediately prior to such dividend or distribution, and (ii) the denominator of which shall be the total number of shares of Common Stock outstanding immediately after such dividend or distribution. This paragraph shall apply only if and to the extent that, at the time of such event, this Warrant is then exercisable for Common Stock.

          (e) Adjustment of Number of Shares. Upon each adjustment in the Remaining Exercise Price pursuant to Section 15(c) or Section 15(d) hereof, the number of shares of Common Stock purchasable hereunder shall be adjusted, to the nearest whole share, to the product obtained by multiplying the number of shares of Common Stock purchasable immediately prior to such adjustment in the Remaining Exercise Price by a fraction (i) the numerator of which shall be the Remaining Exercise Price immediately prior to such adjustment, and (ii) the denominator of which shall be the Remaining Exercise Price immediately after such adjustment.

          16. Notice of Adjustments; Notices. Whenever the Remaining Exercise Price or number or type of securities issuable hereunder shall be adjusted pursuant to Section 15 hereof, the Company shall issue and provide to the Holder a certificate signed by an officer of the Company setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated and the Remaining Exercise Price and number of shares of Common Stock purchasable hereunder after giving effect to such adjustment.

          17. Governing Law. This Warrant shall be binding upon any successors or assigns of the Company. This Warrant shall constitute a contract under the laws of New York and for all purposes shall be construed in accordance with and governed by the laws of said state without giving effect to the conflict of laws principles thereof.

          18. Attorneys' Fees. In any litigation, arbitration or court proceeding between the Company and the Holder as the holder of this Warrant relating hereto, the prevailing party shall be entitled to reasonable attorneys' fees and expenses incurred in enforcing this Warrant.

          19. Amendments. This Warrant may be amended and the observance of any term of this Warrant may be waived only with the written consent of the Company and the Holder.

          20. Notices. All notices hereunder shall be in writing and shall be effective: at the time delivered by hand, if personally delivered; when received, if deposited in the mail postage prepaid; when transmission is verified, if telecopied; and on the next Business Day, if timely delivered to an air courier guaranteeing overnight delivery, and addressed to the party to be notified at the address indicated in Section 11.2 of the Purchase Agreement.

          21. Entire Agreement. This Warrant, the forms attached hereto and any agreements specifically incorporated herein by reference contain the entire agreement between the parties with respect to the subject matter hereof and supersede all prior and contemporaneous arrangements or undertakings with respect thereto.

     IN WITNESS WHEREOF, Horizon Offshore, Inc. has caused this Warrant to be executed by its duly authorized officer.

Dated: March 11, 2004

                                             HORIZON OFFSHORE, INC.

                                             By:
                                                --------------------------------
                                                Name:
                                                Title:

                                             Address:
                                             2500 CityWest Boulevard
                                             Suite 2200
                                             Houston, Texas 77042

                               NOTICE OF EXERCISE

To: Horizon Offshore, Inc.

     1. The undersigned hereby elects to purchase ____________ shares (the "Shares") of common stock, $1.00 par value per share, of Horizon Offshore, Inc. (the "Company") pursuant to the terms of the attached Warrant, and tenders herewith payment of the purchase price and any transfer taxes payable pursuant to the terms of the Warrant, together with an investment representation statement in form and substance satisfactory to legal counsel to the Company.

     2. The Shares to be received by the undersigned upon exercise of the Warrant are being acquired for the undersigned's own account, not as a nominee or agent, and not with a view to resale or distribution of any part thereof, and the undersigned has no present intention of selling, granting any participation in, or otherwise distributing the same, except in compliance with applicable federal and state securities laws. The undersigned further represents that it does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to such person or to any third person, with respect to the Shares. The undersigned believes the undersigned has received all the information it considers necessary or appropriate for deciding whether to purchase the Shares.

     3. The undersigned understands that the Shares are characterized as "restricted securities" under the federal securities laws inasmuch as they are being acquired from the Company in transactions not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act of 1933, as amended (the "Act"), only in certain limited circumstances. In this connection, the undersigned represents that it is familiar with Rule 144 of the Act, as presently in effect, and understands the resale limitations imposed thereby and by the Act.

     4. The undersigned understands the certificates evidencing the Shares may bear the following legend:

          (a) THE SECURITIES REPRESENTED BY THIS CERTIFICATE (OR ITS PREDECESSOR) WERE ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND SAID SECURITIES MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF SAID SECURITIES IS HEREBY NOTIFIED THAT THE SELLER OF SAID SECURITIES MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE l44A THEREUNDER.

               THE HOLDER OF SAID SECURITIES AGREES FOR THE BENEFIT OF THE ISSUER THAT (A) SAID SECURITIES MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I) TO THE ISSUER THEREOF, (II) IN THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (III) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), (IV) TO AN ACCREDITED INVESTOR IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OR (V) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASES (I) THROUGH (V) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF THE STATES AND OTHER JURISDICTIONS OF THE UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF SAID SECURITIES FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN
               (A) ABOVE.

               THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS OF A PURCHASE AGREEMENT, DATED AS OF MARCH 11, 2004, AMONG HORIZON OFFSHORE, INC. (THE "COMPANY"), THE GUARANTORS LISTED ON THE SIGNATURE PAGES THEREOF AND THE PURCHASERS LISTED ON THE SIGNATURE PAGES THEREOF, AND A REGISTRATION RIGHTS AGREEMENT, DATED AS OF MARCH 11, 2004, AMONG THE COMPANY AND THE PURCHASERS LISTED ON THE SIGNATURE PAGES THEREOF, COPIES OF EACH OF WHICH ARE ON FILE AT THE MAIN OFFICE OF THE COMPANY. ANY SALE OR TRANSFER OF THE SECURITIES EVIDENCED BY THIS CERTIFICATE IS SUBJECT TO THE TERMS OF THOSE AGREEMENTS AND ANY SALE OR TRANSFER OF SUCH SECURITIES IN VIOLATION OF SAID AGREEMENTS SHALL BE INVALID.

          (b)  Any legend required by applicable state law.

     5. Please issue a certificate or certificates representing said Shares in the name of the undersigned.

                                             -----------------------------------
                                                     [Name of Holder]

     6. Please issue a new Warrant for the unexercised portion of the attached Warrant in the name of the undersigned.

                                             -----------------------------------
                                                     [Name of Holder]

                                             -----------------------------------
                                                     [Signature]


                                      -3-